UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 20, 2004

AGE RESEARCH INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-26285	87-0419387
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

18101 Von Karman Avenue, Suite 330, Irvine, CA 92612

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: 888 798-9200

31103 Rancho Viejo Road, #2102, San Juan Capistrano, CA 92675

(Former name or former address, if changed since last report.)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Disclaimer Regarding Forward Looking Statements

Certain statements contained in the following description of the business and operation of Age Research, Inc. (the "Company") and its subsidiaries which are not statements of historical fact are what is known as "forward-looking statements," which are basically statements about the future, and which for that reason involve risk and uncertainty, since no one can accurately predict the future. Words such as "plans," "intends," "seeks," "anticipates," "expects," "goal, "hopes" and "objective" often identify such forward-looking statements, but are not the only indication that a statement is a forward-looking statement. Such forward-looking statements include statements of the plans and objectives of the Company's management with respect to its present and future operations, and statements which express or imply that such present and future operations will or may produce revenues, income or profits. Numerous factors and future events could cause the Company to change such plans and objectives, or to fail to successfully implement such plans or achieve such objectives, or to cause such present and future operations to fail to produce revenues, income or profits.

Acquisition of NBD Marketing, Inc., ProspectWorks, Inc., SalesWare, Inc., and xSellsys, Inc.

In a series of transactions, Age Research Inc. has acquired all of the outstanding capital stock of NBD Marketing, Inc., a California corporation ("NBD"), and SalesWare Inc., a Nevada corporation ("SalesWare"), and has formed an acquisition subsidiary, xSellsys, Inc., a California corporation ("xSellsys"), to acquire substantially all of the assets and liabilities of CRM SalesWare, Inc., a California corporation ("CRM SalesWare"). As a result of the consummation of the above transactions, as further described below (collectively, the "Transactions"), SalesWare, NBD, and xSellsys became wholly-owned subsidiaries of the Company, and ProspectWorks, Inc., a Nevada corporation and a subsidiary of NBD ("ProspectWorks" together with SalesWare, NBD, and xSellsys, the "Acquired Companies"), became an indirect, wholly-owned subsidiary of the Company.

NBD Marketing's ProspectWorks operation and software platform develops and provides sales opportunities in the form of sales leads and sales appointments for its client company's sales forces. CRM Salesware has developed and markets a Linux based hosted sales force automation (SFA) software platform branded as xSellsys. Salesware, Inc. is a sales organization selling sales force automation solutions and sales training nationally. These businesses combine to offer a unique hosted sales force automation solution for small businesses selling to businesses. The business is unique in its development and delivery of sales leads and sales appointment opportunities managed through a proprietary, hosted software system designed to move opportunities through a client's sales process to become customers for our clients. The turn key solution is designed for business to business selling.

Acquisition of NBD and Its Wholly-Owned Subsidiary, ProspectWorks

On June 21, 2004, the Company acquired all of the issued and outstanding common stock of NBD pursuant to the terms and conditions of that certain Stock Purchase Agreement, dated June 21, 2004, attached hereto as Exhibit 2.1 (the "NBD Agreement"). Under the NBD Agreement, the Company issued 7,500,000 shares of its common stock to the NBD shareholders in exchange for all of the outstanding shares of NBD. Of the 7,500,000 shares issued, 7,350,000 shares were issued to Thomas Ketchum and Jennie J. Ketchum, the controlling shareholders of NBD, with the remaining 150,000 shares issued equally to two minority shareholders of NBD. The 7,500,000 shares issued under the NBD Agreement will bear a restrictive legend, and represent, as of June 24, 2004, approximately 30.7% of the Company's outstanding shares. No funds, loans or pledges of any kind were involved in the transaction. This was a stock-for-stock transaction.

Prior to, and in connection with the NBD Transaction, NBD acquired all of the outstanding shares of ProspectWorks in exchange for the issuance of 340 shares of NBD common stock to the shareholders of ProspectWorks pursuant to the terms and conditions of that certain Stock Purchase Agreement, dated June 20, 2004, attached hereto as Exhibit 2.2.

As a result of the above transactions, NBD became a wholly-owned subsidiary of the Company and ProspectWorks became its indirect, wholly-owned subsidiary.

Acquisition of SalesWare

On June 21, 2004, the Company acquired all of the issued and outstanding common stock of SalesWare pursuant to the terms and conditions of that certain Stock Purchase Agreement, dated June 21, 2004, attached hereto as Exhibit 2.3 (the "SalesWare Agreement"). Under the SalesWare Agreement, the Company issued 7,000,000 shares of its common stock to the sole shareholders of SalesWare, Vincent Michael Keyes III, Michael Isco and William Noonan, in exchange for all of the outstanding shares of SalesWare. Mr. Keyes and Mr. Isco each received 2,500,000 shares and Mr. Noonan received 2,000,000 shares. The 7,000,000 shares issued under the SalesWare Agreement will bear a restrictive legend, and represent, as of June 24, 2004, approximately 28.7% of the Company's outstanding shares. No funds, loans or pledges of any kind were involved in the transaction. This was a stock-for-stock transaction. As a result of the transaction, SalesWare became a wholly-owned subsidiary of the Company.

Acquisition of xSellsys

On June 22, 2004, the Company acquired substantially all of the assets and liabilities of CRM SalesWare through its acquisition subsidiary, xSellsys. xSellsys acquired substantially all of the assets and liabilities of CRM SalesWare pursuant to the terms and conditions of that certain Asset Purchase Agreement, dated June 21, 2004, attached hereto as Exhibit 2.4 (the "CRM SalesWare Agreement"). Under the CRM SalesWare Agreement, xSellsys acquired substantially all of the assets and liabilities of CRM SalesWare in exchange for the issuance of 1,000 shares of its common stock, constituting 100% of its issued and outstanding shares, to CRM SalesWare. Shortly thereafter, the Company acquired all of the outstanding shares of xSellsys pursuant to the terms and conditions of that certain Stock Purchase Agreement, dated June 22, 2004, attached hereto as Exhibit 2.5 (the "xSellsys Agreement"). Under the xSellsys Agreement, the Company issued 3,000,000 shares of its common stock to CRM SalesWare, the sole shareholder of xSellsys, in exchange for all of the outstanding shares of xSellsys. CRM SalesWare intends to distribute the shares of the Company's common stock it acquired to its thirteen shareholders, none of whom own a majority of the outstanding shares of CRM SalesWare. The 7,500,000 shares issued under the xSellsys Agreement will bear a restrictive legend, and represent, as of June 24, 2004, approximately 12.3% of the Company's outstanding shares. No funds, loans or pledges of any kind were involved in the transaction. The xSellsys and CRM SalesWare transactions were a stock-for-stock and stock-for-asset transaction, respectively.

Description of Business and Name Change

In evaluating the Company as a candidate for the Transactions, the Company's directors considered various factors such as the strength of the Acquired Companies' existing management, the anticipated potential for growth of the businesses of the Acquired Companies and the perception of how the proposed businesses of the Acquired Companies will be viewed by the investment community and the Company' shareholders. In evaluating the Company, it is believed that the directors and shareholders of the Acquired Companies placed a primary emphasis on the Company's status as a company without material liabilities, whose common stock was registered under Section 12(g) of the Securities Exchange Act of 1934, as amended.

Prior to the negotiation of the Transactions, there was no relationship between the Company and NBD, ProspectWorks, xSellsys, SalesWare, and CRM SalesWare or their respective affiliates, directors or officers, or any associate of any such director or officer.

Following completion of the Transactions, the Company will cease its prior business operations, but intends to continue, and to expand, the existing business operations of the Acquired Companies. The Company intends to change its name to "SalesTactix, Inc.," a name that is more identifiable with the Acquired Companies and the overall business opportunity.

NBD Marketing's ProspectWorks develops and provides sales opportunities (sales leads and sales appointments) for the company's clients. These new opportunities are managed through a unique and proprietary Linux based hosted sales force automation (SFA) software platform branded as xSellsys and developed by CRM Salesware. The sales agenda for the combined businesses is managed by Salesware, Inc. whose sales organization has been selling sales force automation solutions and sales training to businesses nationally.

Resignation of Directors and Officers

The former directors and officers of the Company shall resign from their respective positions effective a day after the filing of this Form 8-K (the "Effective Date"). Arthur Richard Lefevre and Mark A. Absher have been appointed as the new directors of the Company, and Vincent Michael Keyes, III has been elected as the Company's President and Interim Chief Financial Officer and Thomas Ketchum as its Secretary, all effective on the Effective Date.

Mr. Lefevre is the President of Lefevre Consulting. Mr. Lefevre has served as the senior project management for firms such as TRW, Geodynamics and McDonnell Douglas. As senior project manager, Mr. Lefevre was instrumental in the development and management of critical government and defense contracts for each of the foregoing Company. Mr. Lefevre holds Bachelor and Master of Science degrees in Electrical Engineering from Colorado State University as well as a Master of Business Administration in Management from the University of Hawaii.

Since 1997, Mr. Absher serves as Corporate Counsel for The National Community Foundation based in Brentwood, Tennessee. From 1990 to 1996, Mr. Absher served as Corporate Counsel for TTC Illinois which provided management support services to the transportation industry. Mr. Absher holds an undergraduate Bachelor of Arts degree and a Juris Doctorate Degree from The John Marshall Law School in Chicago. Mr. Absher is a former law clerk for the Illinois Appellate Court and for the 7th Circuit Federal bankruptcy court in Chicago.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Financial Statements

The Company will file financial statements of the businesses acquired, and any required pro forma financial information, by an amendment to this Report, which will be filed within time period provided by applicable rules of the Securities and Exchange Commission.

Exhibits

The following exhibits are filed as part of this Current Report on Form 8K:

2.1 Stock Purchase Agreement, dated as of June 21, 2004, by and among the Company, NBD Marketing, Inc., and Thomas W. Ketchum, Jennie J. Ketchum, Mark Council, and Greg Haines.

2.2 Stock Purchase Agreement, dated as of June 20, 2004, by and among NBD Marketing, Inc., ProspectWorks, Inc., and Thomas W. Ketchum, Mark Council and Greg Haines.

2.3 Stock Purchase Agreement, dated as of June 21, 2004, by and among the Company, SalesWare, Inc., and William Noonan, Michael Isco and Vincent Michael Keyes, III.

2.4 Asset Purchase Agreement, dated as of June 21, 2004, by and among xSellsys, Inc., CRM SalesWare, Inc., and William Noonan, Bethe Strickland and Victor Zammit.

2.5 Stock Purchase Agreement, dated as of June 22, 2004, by and among the Company, xSellsys, Inc., and CRM SalesWare, Inc.

[Remainder of Page Left Intentionally Blank.]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGE RESEARCH INC.,
a Delaware corporation

Date: June 24, 2004	By: /s/ Richard F. Holt
Richard F. Holt, President